CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Trust for Advised Portfolios, and to the use of our report dated December 21, 2021 on the financial statements and financial highlights of Soundwatch Hedged Equity Fund (the predecessor to Soundwatch Hedged Equity ETF), a series of shares of beneficial interest in Trust for Advised Portfolios. Such financial statements and financial highlights appear in the October 31, 2021 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

/s/ BBD, LLP
BBD, LLP
Philadelphia, Pennsylvania
October 18, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Prospectus and Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of the Soundwatch Covered Call ETF, a series of shares of beneficial interest in Trust for Advised Portfolios, filed with the Securities and Exchange Commission.

/s/ BBD, LLP
BBD, LLP
Philadelphia, Pennsylvania
October 18, 2022